MONEY MARKET FUNDS

Firstar Stellar Treasury Fund
Firstar Stellar Tax-Free Money Market Fund
Firstar Stellar Ohio Tax-Free Money Market Fund

Combined Semi-Annual Report
May 31, 2000

(FIRSTAR STELLAR FUNDS LOGO)

President's Message

Dear Shareholder:

MID-YEAR REVIEW

With the Y2K "bug" vanquished, it was back to "business as usual" for investors
- that is, unexpectedly strong economic growth and unbelievably volatile financial markets. The U.S. economy continues to confound the pundits, combining robust growth and low unemployment with modest inflation. However, the jump in energy prices and a tight labor market have fostered a more aggressive Federal Reserve interest rate policy. Clearly, the Fed views the current pace of economic growth as "too fast," creating imbalances likely to accelerate inflation if left unchecked. Some observers believe the Fed is behind the curve and the inflation "genie" is already "out of the bottle." Others contend the Fed is wrongly applying "old" economy metrics to a fundamentally different "new" economy.

In our opinion, the foundation of our current economic success - robust economic growth with low inflation - rests on the twin pillars of global competition and improved productivity. U.S. productivity growth averaged 3.7% over the past twelve months and has averaged 2.3% per year since the end of the last recession. Although Fed Chairman Alan Greenspan publicly questions the sustainability of today's productivity gains, the recent upsurge is far from unprecedented. The Golden Age of U.S. productivity growth, from 1950 to 1973, saw labor productivity grow at a 2.7% compound annual rate. Improved productivity tends to mean higher profits. Higher profits lead to more spending on productivity-enhancing technology. Further productivity gains lead to further profit improvements and the process repeats. Although final demand is surging, supply-side investment is growing even faster. Finally, Congressional approval of permanent normal trade relations with China is a reminder that global competition will only intensify.

ECONOMIC & MARKET OUTLOOK

Looking ahead, our investment strategy is predicated on the following trends:

 . Adjusted for inflation, U.S. final sales rose at a +6.9% annual rate in the first quarter of this year, representing the fastest growth rate of the current economic cycle.*

 . Consumer confidence remains near record levels reflecting strong income gains, low unemployment and the wealth effect from rising asset values.

 . Despite higher interest rates, cheap credit is still available to drive consumer spending.

 .  Like a tax increase, higher energy prices erode income gains.

 . Although much is made of the wealth effect from higher stock prices, the increase in home values has been the biggest wealth creator for the majority of Americans.

 . Higher mortgage rates are beginning to slow the housing market with decelerating price gains not far behind.

 . We believe the forty percent drop in the NASDAQ and ongoing stock market volatility will dampen consumer exuberance.

 .  Fed tightening is raising the dollar's exchange rate, making imports cheaper
   (holding down U.S. inflation) and exports less competitive (slowing the U.S. economy).

 . We believe signs of an economic slowdown are likely to emerge by the fall, allowing the Fed to shift to a neutral policy and bond prices to rally (what is good for bonds may be even better for stocks).

 . In the absence of the Treasury buy back, we believe long-term government bond yields would be higher and credit spreads (the difference in yield between a corporate bond and a government bond of equal maturity) narrower.

 . Today's high inflation-adjusted bond yields are attractive and we believe the widening in credit spreads creates opportunities to enhance bond portfolio returns.

 . Corporate profits are better-than-expected, reflecting ongoing gains from investments in productivity-enhancing technology and efficiencies from restructuring.

 . A "Jekyll and Hyde" stock market has emerged as "old economy" shares vie with the leading technology names for investor favor.

 . We believe the stock market will broaden out as the year progresses making portfolio diversification, complemented by security selection that emphasizes high quality companies with strong balance sheets, good earnings visibility and dominant industry positions, a winning strategy.

*  Source:  Department of Labor

In summary, we expect the Federal Reserve will successfully engineer a "soft landing" for the U.S. economy, extending this unprecedented period of economic prosperity. We believe slower growth will prevent inflation from accelerating further, yet corporate profitability should remain strong thanks to ongoing productivity gains and efficiencies achieved through restructuring and mergers. In short, we anticipate the advent of a more favorable environment for financial assets later in the year. As you peruse the following pages of this report, you will find a broad range of equity and fixed income products to help meet a wide variety of investment objectives. As always, we encourage you to contact us with your comments regarding portfolio performance or our investment strategy.

Thank you for your continued confidence in Firstar Stellar Funds.

Sincerely yours,

Firstar Investment Research & Management Company, LLC (FIRMCO)
Investment Policy Committee

John Blixen
Executive Vice President

Richard Burling
Senior Vice President, Director of Credit Research

Walter Dewey
Senior Vice President, Senior Portfolio Manager

Donald Keller
Senior Vice President, Senior Portfolio Manager

George Schupp
Senior Vice President, Director of Fixed Income

Marian Zentmyer, Committee Chairperson
Executive Vice President, Chief Equity Investment Officer

July 24, 2000

Investment Reviews

FIRSTAR STELLAR TREASURY FUND

Q  What is the objective of this Portfolio?

A The Firstar Stellar Treasury Fund seeks to provide stability of principal and current income consistent with stability of principal. An investment in money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds. The Fund invests in obligations that are issued by the U.S. Treasury.

Q What were the conditions in the money markets during the six months ended May 31, 2000?

A The Federal Reserve, in an attempt to slow down sustained economic growth, raised short-term interest rates in February, March and May. The Fed Funds rate started the year at 5.50% and was 6.50% on May 31, 2000.

Q  How did you position the Portfolio to address these conditions?

A The Fund maintained its strategy of laddering holdings to take advantage of various points along the short-term yield curve. The Fund maintained an average maturity in the 30-45 day range throughout the period. We shortened the average maturity in the later months of the period to take advantage of increased short-term rates. The Fund holds the highest possible rating from Standard & Poor's (AAAm). An AAAm rating by Standard & Poor's is obtained after S&P evaluates a number of factors, including credit quality, market price exposure and management. S&P monitors the portfolio weekly for developments that could cause changes in the ratings. Ratings are subject to change, and do not remove market risks.

Q How did you allocate the Portfolio's assets among various types of Treasury securities?

A The Portfolio held a large portion of repurchase agreements to maintain liquidity. In order to take advantage of the higher yields in Treasury notes, we increased our weighting in notes versus bills at the end of the period.

Q  How will you manage the Portfolio during the coming months?

A  We will continue to purchase Treasury obligations that we believe will
   provide the highest level of liquidity and security of principal.   We focus
   on the activities of the Federal Reserve and monitor the growth rate of the economy. We will shorten or lengthen the Fund's average maturity in response to Fed activities to seek yield advantages along the short-term curve.

FIRSTAR STELLAR TAX-FREE MONEY MARKET FUND

Q  What is the objective of this Portfolio?

A The Firstar Stellar Tax-Free Money Market Fund seeks to provide current income exempt from federal regular income taxes consistent with stability of principal. An investment in money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds. Income may be subject to the federal alternative minimum tax and state and local taxes. The Fund invests primarily in short-term debt obligations issued by state and local governments.

Q What were the conditions in the money markets during the six months ended May 31, 2000?

A Short-term tax-exempt variable rate demand notes rose to 6.00% levels by the end of April, 2000 and then fell back to the 4.50% level by the end of May, 2000.

Q  How did you position the Portfolio to address these conditions?

A The Portfolio maintained a relatively short average maturity. We were heavily weighted in tax-exempt variable rate demand notes as their yields were very attractive.

Q How did you allocate the Portfolio's assets among various types of securities?

A In general, we favored daily and weekly floating rate securities due to their attractive yields. These securities comprised most of the Portfolio.

Q  How will you manage the Portfolio during the coming months?

A We expect continued fluctuations in short-term tax-exempt rates. We will maintain an average maturity comparable to industry benchmarks. Emphasis will continue to be placed on maintaining a high-quality profile of securities that are not subject to the alternative minimum tax.


FIRSTAR STELLAR OHIO TAX-FREE MONEY MARKET FUND

Q  What is the objective of this Portfolio?

A The Firstar Stellar Ohio Tax-Free Money Market Fund seeks to provide current income exempt from federal income taxes and the personal income taxes imposed by the state of Ohio and Ohio municipalities consistent with stability of principal. An investment in money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds. Income may be subject to the federal alternative minimum tax.

Q What were the conditions in the money markets during the six months ended May 31, 2000?

A Short-term tax-exempt variable rate demand notes rose to 6.00% levels by the end of April, 2000 and then fell back to the 4.50% level by the end of May, 2000.

Q  How did you position the Portfolio to address these conditions?

A The Portfolio maintained a relatively short average maturity. We were heavily weighted in tax-exempt variable rate demand notes as their yields were very attractive.

Q How did you allocate the Portfolio's assets among various types of securities?

A In general, we favored daily and weekly floating rate securities due to their attractive yields. These securities comprised most of the Portfolio.

Q  How will you manage the Portfolio during the coming months?

A We expect continued fluctuations in short-term tax-exempt rates. We will maintain an average maturity comparable to industry benchmarks. Emphasis will continue to be placed on maintaining a high-quality profile of securities that are not subject to the alternative minimum tax.

Portfolios of Investments

Firstar Stellar Treasury Fund    May 31, 2000 (Unaudited)

PRINCIPAL AMOUNT
   OR SHARES                                                    AMORTIZED COST
----------------                                                --------------
U.S. TREASURIES - 40.9%

U.S. TREASURY BILLS - 2.9%
$100,000,000    5.91%, 10/19/2000                                 $97,684,167
                                                               --------------

U.S. TREASURY BONDS - 10.4%
 150,000,000    4.50%, 9/30/2000                                  149,177,808
 200,000,000    5.75%, 11/15/2000                                 199,590,353
                                                               --------------
                Total                                             348,768,161
                                                               --------------

U.S. TREASURY NOTES - 27.6%
  50,000,000    5.375%, 7/31/2000                                  49,961,311
 120,000,000    6.125%, 7/31/2000                                 120,056,897
 250,000,000    6.00%, 8/15/2000                                  249,985,171
 125,000,000    5.125%, 8/31/2000                                 124,744,137
 125,000,000    6.25%, 8/31/2000                                  125,071,494
 155,000,000    4.00%, 10/31/2000                                 153,624,610
 100,000,000    5.75%, 10/31/2000                                  99,840,302
                                                               --------------
                Total                                             923,283,922
                                                               --------------
TOTAL U.S. TREASURIES                                           1,369,736,250
                                                               --------------

REPURCHASE AGREEMENTS - 49.2%
 825,000,000    Donaldson, Lufkin and Jenrette
                  Securities Corp., 6.38%,
                  dated 5/31/2000, due 6/1/2000,
                  repurchase price $825,146,094
                  (Collateralized by U.S.
                  Government Securities)                          825,000,000
 825,000,000    Warburg Dillon Read, LLC, 6.36%,
                  dated 5/31/2000, due 6/1/2000,
                  repurchase price $825,145,750
                  (Collateralized by U.S.
                  Government Securities)                          825,000,000
                                                               --------------
TOTAL REPURCHASE AGREEMENTS                                     1,650,000,000
                                                               --------------

MUTUAL FUNDS - 9.9%
 165,128,968    Financial Square Treasury
                  Obligation Fund                                 165,128,968
 167,104,215    Short-Term Investments Co.
                  Liquid Assets Portfolio                         167,104,215
                                                               --------------
TOTAL MUTUAL FUNDS                                                332,233,183
                                                               --------------
TOTAL INVESTMENTS - 100.0%                                      3,351,969,433
                                                               --------------
LIABILITIES, LESS OTHER ASSETS - 0.0%                                (606,121)
                                                               --------------
TOTAL NET ASSETS - 100.0%                                      $3,351,363,312
                                                               ==============

                      (See Notes to Financial Statements.)

Firstar Stellar Tax-Free Money Market Fund        May 31, 2000 (Unaudited)

PRINCIPAL AMOUNT
   OR SHARES                                                    AMORTIZED COST
----------------                                                --------------
SHORT-TERM MUNICIPALS - 96.0%

ARIZONA - 4.2%
  $5,000,000    Central Arizona Water Conservation
                  District Contract, Revenue Bonds,
                  Arizona Project, 7.125%, 11/1/2011,
                  Prerefunded 11/1/2000                          $  5,165,782
   2,000,000    Maricopa County, AZ Community
                  College District Project 1994 Series C,
                  GO UT, 5.25%, 7/1/2000                            2,002,016
                                                                 ------------
                Total                                               7,167,798
                                                                 ------------
COLORADO - 2.7%
   4,600,000    Smith Creek Metropolitan District of
                  Colorado, Revenue Bonds Weekly VRDNs,
                  (NationsBank, Fort Worth LOC),
                  4.39%, 10/1/2035                                  4,600,000
                                                                 ------------

DELAWARE - 0.7%
   1,210,000    Dover, DE Electric Revenue Bonds,
                  7.00%, 7/1/2015, Prerefunded 7/1/2000             1,237,171
                                                                 ------------


FLORIDA - 2.0%
   1,210,000    Putnam County, FL Development
                  Authority Pollution Control, H-2,
                  Revenue Bonds Weekly VRDNs,
                  Seminole Electric, (CFC Guaranteed
                  LOC), 4.34%, 3/15/2014                            1,210,000
   2,180,000    Sarasota County, FL School Board
                  Funding Corp. Lease, Revenue Bonds,
                  (MBIA INS), 7.25%, 7/1/2010,
                  Prerefunded 7/1/2000                              2,207,771
                                                                 ------------
                Total                                               3,417,771
                                                                 ------------

HAWAII - 1.3%
   2,225,000    Hawaii Department Budget & Finance,
                  Special Purpose Revenue Bonds Weekly
                  VRDNs, Kuakini Medical Center Project,
                  (Bank of Hawaii LOC), 4.29%, 7/1/2005             2,225,000
                                                                 ------------

ILLINOIS - 14.2%
   1,000,000    Chicago, IL Motor Fuel Tax, Revenue
                  Bonds, (AMBAC INS), 7.05%, 1/1/2007               1,035,032
   2,105,000    Illinois Development Finance Authority,
                  Revenue Bonds Weekly VRDNs,
                  Xavier University, (American National
                  Bank & Trust LOC), 4.19%, 10/1/2012               2,105,000
   3,700,000    Illinois Development Finance Authority,
                  Revenue Bonds Weekly VRDNs, Aurora
                  Central Catholic High School, (Northern
                  Trust Corp. LOC), 4.19%, 4/1/2024                 3,700,000
   1,055,000    Illinois Development Finance Authority,
                  Revenue Bonds Weekly VRDNs, Lake
                  Forest Academy, (Northern Trust Corp.
                  LOC), 4.19%, 12/1/2024                            1,055,000
   1,515,000    Illinois Development Finance Authority,
                  Revenue Bonds Weekly VRDNs, St. Paul's
                  House Project, (LaSalle National Bank
                  LOC), 4.19%, 2/1/2025                             1,515,000
   3,000,000    Illinois Development Finance Authority
                  Series 1993A, Weekly VRDNs, Loyola
                  Academy, (Northern Trust Corp. LOC),
                  4.24%, 10/1/2027                                  3,000,000
   4,500,000    Illinois Development Finance Authority
                  Series 1996, Revenue Bonds Weekly
                  VRDNs, Chicago Symphony Orchestra
                  Project, (Bank of America Illinois LOC),
                  4.24%, 6/1/2031                                   4,500,000
   2,000,000    Illinois Development Finance Authority
                  Series A, Revenue Bonds Weekly VRDNs,
                  Presbyterian Home, (FSA INS),
                  4.19%, 9/1/2031                                   2,000,000
   2,500,000    Illinois Educational Facilities Authority,
                  Revenue Bonds Weekly VRDNs,
                  Newberry Library Project, (Northern
                  Trust Corp. LOC), 4.24%, 3/1/2028                 2,500,000
   2,900,000    Illinois Health Facilities Authority,
                  Revenue Bonds Weekly VRDNs,
                  Gottlieb Health Resources, Inc.,
                  (Harris Trust & Savings Bank,
                  Chicago LOC),  4.24%, 11/15/2025                  2,900,000
                                                                 ------------
                Total                                              24,310,032
                                                                 ------------

INDIANA - 4.3%
   5,000,000    Indiana Health Facilities Funding
                  Authority, Revenue Bonds Weekly
                  VRDNs, Capital Access, (Comerica
                  Bank LOC), 4.24%, 1/1/2012                        5,000,000
   2,400,000    Indiana State Development Finance
                  Authority, Revenue Bonds Weekly
                  VRDNs, Indiana Historical Society,
                  (NBD Bank LOC), 4.29%, 8/1/2031                   2,400,000
                                                                 ------------
                Total                                               7,400,000
                                                                 ------------

KANSAS - 1.2%
   2,000,000    Wyandotte County/Kansas City, KS, GO
                  UT, (AMBAC INS), 4.50%, 9/1/2000                  2,002,900
                                                                 ------------

MASSACHUSETTS - 2.3%
   2,225,000    Boston, MA, Revenue Bonds, Boston City
                  Hospital, 7.65%, 8/15/2000                        2,276,980
   1,585,000    Massachusetts State Health &
                  Educational Facilities Authority
                  Series A, Revenue Bonds, Fairview
                  Extended Care, 10.125%, 1/1/2011                  1,679,861
                                                                 ------------
                Total                                               3,956,841
                                                                 ------------

MICHIGAN - 0.9%
   1,500,000    Michigan State Hospital Finance
                  Authority Series A, Revenue Bonds
                  Weekly VRDNs, Hospital Equipment
                  Program, (First of America Bank LOC),
                  3.99%, 12/1/2023                                  1,500,000
                                                                 ------------

MINNESOTA - 4.7%
   8,080,000    University of Minnesota Series A,
                  Revenue Bonds Weekly VRDNs,
                  4.24%, 1/1/2034                                   8,080,000
                                                                 ------------

NEW JERSEY - 3.4%
   5,585,000    New Jersey Health Care Facilities
                  Financing Authority, Revenue Bonds,
                  Barnert Hospital, 6.80%, 8/1/2019                 5,772,656
                                                                 ------------

NEW YORK - 2.8%
   4,655,000    Cattaraugus County, NY Industrial
                  Development Agency Civic Facility,
                  Revenue Bonds, St. Bonaventure
                  University, 8.30%, 12/1/2010                      4,839,371
                                                                 ------------

NORTH CAROLINA - 1.7%
   2,950,000    University of North Carolina Chapel Hill
                  Foundation, Certificate Participation,
                  Weekly VRDNs, (Bank of America,
                  N.A. LOC), 4.14%, 10/1/2009                       2,950,000
                                                                 ------------
OHIO - 22.1%
   5,255,000    Cleveland, OH Income Tax Revenue
                  Bonds Weekly VRDNs, (Toronto-Dominion
                  Bank LOC), 3.84%, 5/15/2024                       5,255,000
   3,000,000    Cuyahoga County, OH Hospital Authority
                  Series A Weekly VRDNs, Cleveland Clinic,
                  4.14%, 1/1/2024                                   3,000,000
   7,445,000    Cuyahoga County, OH Hospital Authority
                  Series B Weekly VRDNs, Cleveland Clinic,
                  4.14%, 1/1/2025                                   7,445,000
   5,500,000    Hamilton County, OH Hospital Facilities
                  Authority Series A, Revenue Bonds
                  Weekly VRDNs, Health Alliance of
                  Greater Cincinnati, (MBIA  INS),
                  3.89%, 1/1/2018                                   5,500,000
   5,050,000    Hamilton County, OH Hospital Facilities
                  Authority Series B, Revenue Bonds
                  Weekly VRDNs, Health Alliance of
                  Greater Cincinnati, (MBIA  INS),
                  3.89%, 1/1/2018                                   5,050,000
   5,000,000    Ohio State University General Receipts
                  Series B, Revenue Bonds Weekly VRDNs,
                  3.89%, 12/1/2014                                  5,000,000
   1,000,000    Ohio State University General Receipts
                  Series B, Revenue Bonds Weekly VRDNs,
                  3.89%, 12/1/2029                                  1,000,000
     975,000    Warren County, OH Health Care
                  Facilities Series A, Revenue Bonds
                  Weekly VRDNs, Otterbein Homes,
                  (Fifth Third Bank LOC), 4.34%, 7/1/2021             975,000
   4,500,000    Warren County, OH Health Care
                  Facilities Series B, Revenue Bonds
                  Weekly VRDNs,Otterbein Homes,
                  (Fifth Third Bank LOC),
                  4.34%, 7/1/2023                                   4,500,000
                                                                 ------------
                Total                                              37,725,000
                                                                 ------------

OKLAHOMA - 1.8%
   2,000,000    Oklahoma County, OK Finance Authority
                  IDR Bonds Monthly VRDNs, Hutto-
                  Carbon Office, (FGIC INS),
                  5.24%, 12/1/2014                                  2,000,000
   1,000,000    Oklahoma County, OK Finance Authority
                  IDR Bonds Monthly VRDNs, Perrine
                  Office Project, (FGIC INS),
                  5.24%, 12/1/2014                                  1,000,000
                                                                 ------------
                Total                                               3,000,000
                                                                 ------------

PENNSYLVANIA - 7.6%
   9,000,000    Berks County, PA IDA, Revenue Bonds
                  Monthly VRDNs, 4.49%, 7/1/2016                    9,000,000
   4,025,000    Philadelphia, PA Hospital & Higher
                  Education Facilities Authority, Revenue
                  Bonds, Children's Seashore House,
                  (AMBAC INS), 7.75%, 8/15/2017                     4,036,264
                                                                 ------------
                Total                                              13,036,264
                                                                 ------------

TENNESSEE - 1.8%
   3,100,000    Rutherford County, TN IDB Weekly
                  VRDNs, Square D Co., (Societe Generale,
                  Chicago, IL LOC), 4.24%, 4/1/2017                 3,100,000
                                                                 ------------

TEXAS - 3.8%
   2,030,000    Bexar County, TX Health Facilities
                  Development Authority, Revenue
                  Bonds Weekly VRDNs, Army
                  Retirement Resources Foundation,
                  (Rabobank Nederland, Utrecht LOC),
                  4.24%, 7/1/2011                                   2,030,000
   4,415,000    Bexar County, TX Health Facilities
                  Development Authority Series B,
                  Revenue Bonds Weekly VRDNs, Army
                  Retirement Resources Foundation,
                  (Rabobank Nederland, Utrecht LOC),
                  4.24%, 7/1/2011                                   4,415,000
                                                                 ------------
                Total                                               6,445,000
                                                                 ------------

WASHINGTON - 3.0%
   2,370,000    Chelan County, WA Public Utility District
                  No. 1 Series A, Revenue Bonds Weekly
                  VRDNs, (MBIA INS), 4.29%, 6/1/2015                2,370,000
   2,740,000    Washington State Housing Finance
                  Community Multifamily Mortgage,
                  Revenue Bonds Weekly VRDNs,
                  Pacific First, (Federal Home
                  Loan Bank LOC), 4.29%, 10/1/2020                  2,740,000
                                                                 ------------
                Total                                               5,110,000
                                                                 ------------

WASHINGTON D.C. - 1.8%
   3,000,000    District of Columbia Series A, GO UT,
                  7.25%, 6/1/2005, Prerefunded 6/1/2000             3,060,000
                                                                 ------------

WISCONSIN - 7.7%
   6,000,000    Eau Claire, WI Area School District
                  Series A, BANs, 4.00%, 11/15/2000                 5,998,630
   4,000,000    Milwaukee, WI  Sewer District
                  Series A, GO UT, 6.70%, 10/1/2000,
                  Escrowed to maturity                              4,037,565
   3,000,000    Wisconsin State HEFA Series B,
                  Revenue Bonds Weekly VRDNs,
                  Marshfield Clinic Project, (Morgan
                  Guaranty Trust LOC), 4.19%, 6/1/2010              3,000,000
                                                                 ------------
                Total                                              13,036,195
                                                                 ------------
TOTAL SHORT-TERM MUNICIPALS                                       163,971,999
                                                                 ------------

MUTUAL FUNDS - 3.5%
     843,420    AIM Tax-Free Investments Co.                     $    843,420
   5,188,819    SEI Tax Exempt Money Market Fund                    5,188,819
                                                                 ------------
TOTAL MUTUAL FUNDS                                                  6,032,239
                                                                 ------------
TOTAL INVESTMENTS - 99.5%                                         170,004,238
                                                                 ------------
OTHER ASSETS, LESS LIABILITIES - 0.5%                                 905,700
                                                                 ------------
TOTAL NET ASSETS - 100.0%                                        $170,909,938
                                                                 ============

                      (See Notes to Financial Statements.)

Firstar Stellar Ohio Tax-Free Money Market Fund         May 31, 2000 (Unaudited)

PRINCIPAL AMOUNT
   OR SHARES                                                    AMORTIZED COST
----------------                                                --------------
OHIO SHORT-TERM INVESTMENTS - 99.5%

OHIO SHORT-TERM MUNICIPALS - 96.3%
    $200,000    Centerville, OH Weekly VRDNs, Bethany
                  Lutheran Village, (PNC Bank Ohio N.A.
                  LOC), 4.24%, 5/1/2008                              $200,000
     460,000    Centerville, OH Weekly VRDNs, Bethany
                  Lutheran Village, (PNC Bank Ohio N.A.
                  LOC), 4.24%, 11/1/2013                              460,000
   2,000,000    Cincinnati, OH, GO UT,
                  4.10%, 12/1/2000                                  2,000,926
   1,000,000    Clermont County, OH, GO LT, 7.125%,
                  9/1/2011, Prerefunded 9/1/2000                    1,027,812
   3,361,000    Cleveland, OH Income Tax Revenue Bonds
                  Weekly VRDNs, (Toronto-Dominion
                  Bank LOC), 3.84%, 5/15/2024                       3,361,000
   1,900,000    Columbus, OH, GO UT Weekly VRDNs,
                  4.14%, 6/1/2016                                   1,900,000
     100,000    Columbus, OH Electrical Systems
                  Revenue Bonds Monthly VRDNs,
                  (Union Bank of Switzerland, Zurich
                  LOC), 4.19%, 9/1/2009                               100,124
   2,200,000    Columbus, OH Sewer System, Revenue
                  Bonds Weekly VRDNs, 4.24%, 6/1/2011               2,200,000
   3,550,000    Cuyahoga County, OH Hospital
                  Revenue Bonds Weekly VRDNs, Cleveland
                  Clinic, (Chase Manhattan Bank LOC),
                  4.09%, 1/1/2026                                   3,550,000
   2,305,000    Franklin County, OH Hospital Facility
                  Authority Series A, Weekly VRDNs, U.S.
                  Health Corp. of Columbus, (Morgan
                  Guaranty Trust Co., New York LOC),
                  4.31%, 12/1/2021                                  2,305,000
   3,145,000    Franklin County, OH Hospital Revenue
                  Bonds Weekly VRDNs, U.S. Health Corp.
                  of Columbus, 4.31%, 12/1/2011                     3,145,000
   1,500,000    Hamilton, OH Multifamily Series A,
                  Revenue Bonds Weekly VRDNs,
                  Knollwood Village, (Bank One Indiana
                  N.A. LOC), 4.38%, 1/1/2030                        1,500,000
   3,700,000    Lake Ohio Local School District,
                  Stark County, GO UT BANs,
                  4.50%, 6/15/2000                                  3,700,832
     515,000    Marion County, OH Hospital Authority
                  Series 1991, Weekly VRDNs, Marion
                  County,  OH Pooled Hospital Program,
                  (Bank One Ohio N.A. LOC),
                  4.43%, 11/1/2021                                    515,000
   2,800,000    Middleburg Heights, OH, Hospital
                  Improvement Revenue Bonds Weekly
                  VRDNs, (KeyBank N.A. LOC),
                  4.39%, 8/15/2022                                  2,800,000
     450,000    Ohio State IDR Weekly VRDNs, Cincinnati
                  Riverfront Coliseum, Inc., (PNC Bank
                  Ohio N.A. LOC), 4.39%, 6/1/2002                     450,000
     485,000    Ohio State IDR Weekly VRDNs, Cincinnati
                  Riverfront Coliseum, Inc., (PNC Bank
                  Ohio N.A. LOC), 4.39%, 6/1/2003                     485,000
   1,000,000    Ohio State Liquor Profits Revenue
                  Bonds, 6.85%, 9/1/2000                            1,008,053
   2,000,000    Ohio State Public Facilities Community
                  Series IIB, 4.50%, 11/1/2000                      2,006,448
   2,000,000    Ohio State Public Facilities Community
                  Series IIB, 5.00%, 11/1/2000                      2,009,552
   3,000,000    Ohio State University General Receipts,
                  Revenue Bonds Weekly VRDNs,
                  4.29%, 12/1/2007                                  3,000,000
     500,000    Ohio State University General Receipts
                  Series B, Revenue Bonds Weekly VRDNs,
                  3.89%, 12/1/2014                                    500,000
   1,000,000    Ohio State University General Receipts,
                  Revenue Bonds Weekly VRDNs,
                  3.64%, 12/1/2017                                  1,000,000
     800,000    Ohio State Water Development Authority,
                  Revenue Bonds, 8.00%, 12/1/2018                     808,000
   2,500,000    Teays Valley, OH Local School District,
                  GO UT BANs, 4.50%, 6/15/2000                      2,500,469
   1,100,000    Tiffin, OH, Revenue Bonds,
                  3.70%, 7/6/2000                                   1,100,254
   2,000,000    University of Cincinnati, OH General
                  Receipts Series AJ BANs,
                  4.50%, 3/1/2001                                   2,005,026
   1,000,000    University of Toledo, OH, Revenue
                  Bonds, (MBIA INS), 7.10%, 6/1/2010                1,020,000
                                                                  -----------
TOTAL OHIO SHORT-TERM MUNICIPALS                                   46,658,496
                                                                  -----------
OHIO MONEY MARKET MUTUAL FUND - 3.2%
   1,538,353    Touchstone Ohio Tax-Free Money Fund                 1,538,353
                                                                  -----------
TOTAL OHIO MONEY MARKET MUTUAL FUND                                 1,538,353
                                                                  -----------
TOTAL INVESTMENTS - 99.5%                                          48,196,849
                                                                  -----------
OTHER ASSETS, LESS LIABILITIES - 0.5%                                 251,386
                                                                  -----------
TOTAL NET ASSETS - 100.0%                                         $48,448,235
                                                                  ===========

                      (See Notes to Financial Statements.)

Abbreviations to Portfolios of Investments

The following abbreviations are used in these portfolios:

AMBAC --  American Municipal Bond Assurance Corporation
BANs  --  Bond Anticipation Notes
FGIC  --  Financial Guaranty Insurance Company
GO    --  General Obligation
HEFA  --  Health and Education Facilities Authority
IDA   --  Industrial Development Authority
IDB   --  Industrial Development Bond
IDR   --  Industrial Development Revenue
INS   --  Insured
LOC   --  Letter of Credit
LT    --  Limited Tax
MBIA  --  Municipal Bond Investors Assurance
UT    --  Unlimited Tax
VRDNs --  Variable Rate Demand Notes

Statements of Assets and Liabilities
May 31, 2000 (Unaudited)

                                                                                      Firstar Stellar      Firstar Stellar
                                                                                         Tax-Free           Ohio Tax-Free
                                                                 Firstar Stellar           Money                Money
                                                                     Treasury             Market                Market
                                                                       Fund                Fund                  Fund
                                                                 ---------------      ---------------      ---------------
ASSETS:
   Investments in repurchase agreements                           $1,650,000,000                  --                  --
   Investments in securities, at amortized cost                    1,701,969,433        $170,004,238         $48,196,849
                                                                  --------------        ------------         -----------
        Total investments in securities, at amortized cost         3,351,969,433         170,004,238          48,196,849
                                                                  --------------        ------------         -----------
   Cash                                                                    1,099               9,636                  --
   Income receivable                                                  15,300,436           1,612,812             486,557
   Other assets                                                           84,473              13,778              11,760
                                                                  --------------        ------------         -----------
        Total assets                                               3,367,355,441         171,640,464          48,695,166
                                                                  --------------        ------------         -----------

LIABILITIES:
   Income distribution payable                                        13,635,170             556,058             176,925
   Payable to bank                                                            --                  --                 339
   Payable to affiliates                                               2,356,959             172,090              47,014
   Accrued expenses                                                           --               2,378              22,653
                                                                  --------------        ------------         -----------
        Total liabilities                                             15,992,129             730,526             246,931
                                                                  --------------        ------------         -----------
NET ASSETS                                                        $3,351,363,312        $170,909,938         $48,448,235
                                                                  ==============        ============         ===========

NET ASSETS:
   C Shares                                                       $1,483,383,996        $170,909,938         $48,448,235
   Y Shares                                                        1,867,979,316                  --                  --
                                                                  --------------        ------------         -----------
        Total net assets                                          $3,351,363,312        $170,909,938         $48,448,235
                                                                  ==============        ============         ===========

SHARES OUTSTANDING:
   C Shares                                                        1,483,383,996         170,909,938          48,448,235
   Y Shares                                                        1,867,979,316                  --                  --
                                                                  --------------        ------------         -----------
        Total shares outstanding                                   3,351,363,312         170,909,938          48,448,235
                                                                  ==============        ============         ===========


NET ASSET VALUE, OFFERING PRICE AND REDEMPTION
  PROCEEDS PER SHARE:
   C Shares                                                                $1.00               $1.00               $1.00
   Y Shares                                                                $1.00                  --                  --
                                                                  --------------        ------------         -----------
Investments, at identified cost                                   $3,351,969,433        $170,004,238         $48,196,849
                                                                  ==============        ============         ===========
Investments, at tax cost                                          $3,351,969,433        $170,004,238         $48,196,849
                                                                  ==============        ============         ===========

                      (See Notes to Financial Statements.)

Statements of Operations
Six Months Ended May 31, 2000 (Unaudited)

                                                                                       Firstar Stellar     Firstar Stellar
                                                                                           Tax-Free         Ohio Tax-Free
                                                                  Firstar Stellar           Money               Money
                                                                      Treasury              Market              Market
                                                                        Fund                 Fund                Fund
                                                                  ---------------      ---------------     ---------------
INVESTMENT INCOME:
   Interest income                                                   $97,109,036          $3,631,256          $1,340,080

EXPENSES:
   Investment advisory fees                                            8,597,050             519,213             192,444
   Shareholder services fees                                           4,298,811             236,046              87,471
   Administration fees                                                 1,891,351             103,841              38,489
   Distribution services fees -- C Shares                                917,118                  --                  --
   Custodian fees                                                        429,853              23,601               8,747
   Transfer and dividend disbursing agent fees and expenses              262,886              16,900               6,865
   Printing and postage                                                  150,452               2,077               1,044
   Federal and state registration fees                                   133,280               4,468               4,863
   Portfolio accounting fees                                              92,294              21,085              20,313
   Auditing fees                                                           6,334               5,817               5,801
   Trustees' fees                                                          2,602               2,594               2,618
   Legal fees                                                              1,050               1,050               1,050
   Miscellaneous                                                          25,077               1,647                 732
                                                                     -----------          ----------          ----------
       Total expenses                                                 16,808,158             938,339             370,437
                                                                     -----------          ----------          ----------
Waivers--
   Waiver of investment advisory fees                                         --             (61,700)            (76,206)
   Waiver of shareholder services fees                                (1,871,017)           (102,593)            (38,948)
                                                                     -----------          ----------          ----------
       Total waivers                                                  (1,871,017)           (164,293)           (115,154)
                                                                     -----------          ----------          ----------
           Net expenses                                               14,937,141             774,046             255,283
                                                                     -----------          ----------          ----------
               NET INVESTMENT INCOME                                 $82,171,895          $2,857,210          $1,084,797
                                                                     ===========          ==========          ==========

                      (See Notes to Financial Statements.)

Statements of Changes in Net Assets

                                                                                Firstar Stellar               Firstar Stellar
                                                  Firstar Stellar                   Tax-Free                   Ohio Tax-Free
                                                      Treasury                    Money Market                  Money Market
                                                        Fund                          Fund                          Fund
                                             --------------------------   ---------------------------    --------------------------
                                             Six Months                    Six Months                    Six Months
                                               Ended        Year Ended       Ended        Year Ended       Ended        Year Ended
                                            May 31, 2000   November 30,   May 31, 2000   November 30,   May 31, 2000   November 30,
                                            (unaudited)        1999       (unaudited)        1999       (unaudited)        1999
                                            ------------   ------------   ------------   ------------   ------------   ------------
INCREASE (DECREASE) IN NET ASSETS

OPERATIONS--
Net investment income                       $82,171,895     $80,548,642     $2,857,210    $3,589,708     $1,084,797     $1,471,848
                                         --------------  --------------   ------------  ------------    -----------    -----------

DISTRIBUTIONS TO SHAREHOLDERS--
   Distributions from net investment income
      C Shares                              (28,684,453)    (24,520,208)    (2,857,210)   (3,589,708)    (1,084,797)    (1,471,848)
      Y Shares                              (53,487,442)    (56,028,434)            --            --             --             --
                                         --------------  --------------   ------------  ------------    -----------    -----------
   Change in net assets from distributions
      to shareholders                       (82,171,895)    (80,548,642)    (2,857,210)   (3,589,708)    (1,084,797)    (1,471,848)
                                         --------------  --------------   ------------  ------------    -----------    -----------

SHARE TRANSACTIONS--
Proceeds from sales of shares             5,947,852,953   8,570,767,432    308,539,397   345,887,714     61,732,530    141,618,617
Net asset value of shares issued to
   shareholders in payment of
   distributions declared                    21,144,697       7,205,758      1,092,213       609,745          4,572          9,325
Cost of shares redeemed                  (5,433,521,359) (7,427,659,654)  (294,316,989) (325,458,578)   (77,764,040)  (134,766,418)
                                         --------------  --------------   ------------  ------------    -----------    -----------
   Change in net assets from
      share transactions                    535,476,291   1,150,313,536     15,314,621    21,038,881    (16,026,938)     6,861,524
                                         --------------  --------------   ------------  ------------    -----------    -----------
      Change in net assets                  535,476,291   1,150,313,536     15,314,621    21,038,881    (16,026,938)     6,861,524
                                         --------------  --------------   ------------  ------------    -----------    -----------

NET ASSETS:
Beginning of period                       2,815,887,021   1,665,573,485    155,595,317   134,556,436     64,475,173     57,613,649
                                         --------------  --------------   ------------  ------------    -----------    -----------
End of period                            $3,351,363,312  $2,815,887,021   $170,909,938  $155,595,317    $48,448,235    $64,475,173
                                         ==============  ==============   ============  ============    ===========    ===========

                      (See Notes to Financial Statements.)

Financial Highlights
(For a share outstanding throughout each period)

                                                                                 RATIOS TO AVERAGE NET ASSETS
              NET ASSET               DISTRIBUTIONS                          ------------------------------------    NET ASSETS,
                VALUE,         NET       FROM NET    NET ASSET                           NET          EXPENSE          END OF
PERIOD ENDED  BEGINNING    INVESTMENT   INVESTMENT  VALUE, END    TOTAL               INVESTMENT      WAIVER/          PERIOD
NOVEMBER 30,  OF PERIOD      INCOME       INCOME     OF PERIOD  RETURN (A)  EXPENSES    INCOME   REIMBURSEMENT (B)  (000 OMITTED)
------------  ---------    ----------   ----------   ---------  ----------  --------   --------  ----------------   -------------
FIRSTAR STELLAR TREASURY FUND
C SHARES
1995             $1.00         0.05        (0.05)      $1.00       5.23%       0.71%     5.14%          0.20%           $654,963
1996             $1.00         0.05        (0.05)      $1.00       4.80%       0.70%     4.69%          0.20%           $829,259
1997             $1.00         0.05        (0.05)      $1.00       4.85%       0.73%     4.73%          0.20%           $469,400
1998             $1.00         0.05        (0.05)      $1.00       4.69%       0.88%     4.58%          0.20%           $542,430
1999             $1.00         0.04        (0.04)      $1.00       4.02%       0.92%     3.98%          0.16%         $1,049,641
2000(f)          $1.00         0.02        (0.02)      $1.00       2.36%       0.97%(d)  4.68%(d)       0.11%(d)      $1,483,384

Y SHARES
1997(c)          $1.00         0.03        (0.03)      $1.00       3.37%       0.72%(d)  4.87%(d)       0.20%(d)        $659,296
1998             $1.00         0.05        (0.05)      $1.00       4.84%       0.73%     4.73%          0.20%         $1,123,144
1999             $1.00         0.04        (0.04)      $1.00       4.18%       0.77%     4.13%          0.16%         $1,766,246
2000(f)          $1.00         0.02        (0.02)      $1.00       2.44%       0.82%(d)  4.83%(d)       0.11%(d)      $1,867,979

FIRSTAR STELLAR TAX-FREE MONEY MARKET FUND
C SHARES
1995             $1.00         0.03        (0.03)      $1.00       3.32%       0.66%     3.26%          0.35%           $167,356
1996             $1.00         0.03        (0.03)      $1.00       2.91%       0.70%     2.87%          0.31%           $153,256
1997             $1.00         0.03        (0.03)      $1.00       3.02%       0.69%     2.96%          0.30%           $126,348
1998             $1.00         0.03        (0.03)      $1.00       2.83%       0.75%     2.79%          0.30%           $134,556
1999             $1.00         0.02        (0.02)      $1.00       2.50%       0.76%     2.46%          0.26%           $155,595
2000(f)          $1.00         0.02        (0.02)      $1.00       1.56%       0.82%(d)  3.03%(d)       0.17%(d)        $170,910

FIRSTAR STELLAR OHIO TAX-FREE MONEY MARKET FUND
C SHARES
1998(e)          $1.00         0.03        (0.03)      $1.00       2.85%       0.69%(d)  2.81%(d)       0.60%(d)         $57,614
1999             $1.00         0.03        (0.03)      $1.00       2.67%       0.58%     2.64%          0.51%            $64,475
2000(f)          $1.00         0.02        (0.02)      $1.00       1.60%       0.73%(d)  3.10%(d)       0.33%(d)         $48,448

(a) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.
(b) This voluntary expense decrease is reflected in both the expense and net investment income ratios.
(c) Reflects operations for the period from March 25, 1997 (date of initial public investment) to November 30, 1997.
(d)     Computed on an annualized basis.
(e) Reflects operations for the period from December 2, 1997 (date of initial public investment) to November 30, 1998.
(f)     For the six months ended May 31, 2000 (unaudited).

                      (See Notes to Financial Statements.)

Notes to Financial Statements
MAY 31, 2000 (UNAUDITED)

(1) ORGANIZATION

Firstar Stellar Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company. The Trust consists of ten diversified portfolios and two non-diversified portfolios. The financial statements of the following portfolios (individually referred to as the "Fund", or collectively as the "Funds") are presented herein along with each Fund's investment objective:

  PORTFOLIO NAME                     INVESTMENT OBJECTIVE
  --------------                     --------------------
Firstar Stellar Treasury Fund      Stability of principal and current
  ("Treasury Fund")                  income consistent with stability of
                                     principal.

Firstar Stellar Tax-Free Money     Current income exempt from federal
  Market Fund ("Tax-Free             regular income tax consistent
  Money Market Fund")                with stability of principal.

Firstar Stellar Ohio Tax-Free      Current income exempt from federal
  Money Market Fund ("Ohio           income tax and the personal
  Tax-Free Money Market Fund")       income taxes imposed by the state of Ohio
                                     and Ohio municipalities with stability of principal.

The financial statements of the Bond and Stock Funds are presented separately. The assets of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which shares are held.

The Treasury Fund offers two classes of shares, (C Shares and Y Shares); the Tax-Free Money Market Fund offers one class of shares (C Shares); and the Ohio Tax-Free Money Market Fund offers one class of shares (C Shares).

(2) SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with generally accepted accounting principles.

A. INVESTMENT VALUATIONS

The Funds' use of the amortized cost method, which approximates market, to value their portfolio securities is in accordance with Rule 2a-7 under the Act. Investments in other open-end investment companies are valued at net asset value.

B. REPURCHASE AGREEMENTS

It is the policy of the Funds to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Funds to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction.

The Funds will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Funds' adviser to be creditworthy pursuant to the guidelines and/or standards approved or established by the Board of Trustees (the "Trustees"). Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Funds could receive less than the repurchase price on the sale of collateral securities.

C. INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS

Interest income and expenses are accrued daily. Net investment income, other than class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based upon the relative net asset value of outstanding shares (or the value of dividend-eligible shares, as appropriate) of each class of shares at the beginning of the day (after adjusting for the current day's capital share activity of the respective class). Distributions to shareholders are recorded on the ex-dividend date.

D. FEDERAL TAXES

It is each Fund's policy to comply with the provisions of the Internal Revenue Code, as amended, applicable to regulated investment companies and to distribute to shareholders each year substantially all of its income. Accordingly, no provisions for federal taxes are necessary.

E. WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date.

F. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the financial statements. Actual results could differ from those estimates.

G. OTHER

Investment transactions are accounted for on the trade date.

(3) SHARES OF BENEFICIAL INTEREST

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). At May 31, 2000, paid in capital for the Treasury Fund, Tax-Free Money Market Fund and Ohio Tax-Free Money Market Fund aggregated $3,351,363,312, $170,909,938 and $48,448,235, respectively. Transactions in Fund shares were as follows:

                                                   TREASURY FUND
                                         ----------------------------------
                                           SIX MONTHS             YEAR
                                             ENDED               ENDED
                                            MAY 31,           NOVEMBER 30,
C SHARES                                      2000                1999
--------------------------------------  ---------------     ---------------
Shares sold                               1,780,253,850       3,727,501,528
Shares issued to shareholders
  in payment of distributions
  declared                                   20,896,128           6,880,377
Shares redeemed                          (1,367,407,346)     (3,227,170,514)
                                         --------------      --------------
  Net change resulting from
    C Share transactions                    433,742,632         507,211,391
                                         --------------      --------------

                                                   TREASURY FUND
                                         ----------------------------------
                                           SIX MONTHS             YEAR
                                             ENDED               ENDED
                                            MAY 31,           NOVEMBER 30,
Y SHARES                                      2000                1999
--------------------------------------  ---------------     ---------------
Shares sold                               4,167,599,103       4,843,265,904
Shares issued to shareholders
  in payment of distributions
  declared                                      248,569             325,381
Shares redeemed                          (4,066,114,013)     (4,200,489,140)
                                         --------------      --------------
  Net change resulting from
    Y Share transactions                    101,733,659         643,102,145
                                         --------------      --------------
  Net change resulting from
    Fund Share transactions                 535,476,291       1,150,313,536
                                         ==============      ==============

                                                   TAX-FREE MONEY
                                                    MARKET FUND
                                         ----------------------------------
                                           SIX MONTHS             YEAR
                                             ENDED               ENDED
                                            MAY 31,           NOVEMBER 30,
C SHARES                                      2000                1999
--------------------------------------  ---------------     ---------------
Shares sold                                 308,539,397         345,887,714
Shares issued to shareholders
  in payment of distributions
  declared                                    1,092,213             609,745
Shares redeemed                            (294,316,989)       (325,458,578)
                                         --------------      --------------
  Net change resulting from
    C Share transactions                     15,314,621          21,038,881
                                         ==============      ==============

                                                   OHIO TAX-FREE
                                                 MONEY MARKET FUND
                                         ----------------------------------
                                           SIX MONTHS             YEAR
                                             ENDED               ENDED
                                            MAY 31,           NOVEMBER 30,
C SHARES                                      2000                1999
--------------------------------------  ---------------     ---------------
Shares sold                                  61,732,530         141,618,617
Shares issued to shareholders
  in payment of distributions
  declared                                        4,572               9,325
Shares redeemed                             (77,764,040)       (134,766,418)
                                         --------------      --------------
  Net change resulting from
    C Share transactions                    (16,026,938)          6,861,524
                                         ==============      ==============


(4) INVESTMENT ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A. GENERAL

Certain officers of Firstar Investment Research & Management Company, LLC (FIRMCO) and Firstar Mutual Fund Services, LLC ("Firstar") serve as officers of the Trust. FIRMCO and Firstar are related by virtue of each being a subsidiary of Firstar Corporation.

B. INVESTMENT ADVISORY FEES

FIRMCO serves as the Trust's investment adviser (the "Adviser"). Prior to April 1, 2000, the Funds were managed by Firstar Bank, N.A. As part of an internal restructuring of the investment advisory function within Firstar Corporation, the investment management resources of Firstar Bank, N.A. have been consolidated with those of FIRMCO. The Adviser receives for its services an annual investment advisory fee based on a percentage of each Fund's average daily net assets as follows:

FUND NAME                                             ANNUAL RATE
-------------------------------                       -----------
Treasury Fund                                            0.50%
Tax-Free Money Market Fund                               0.55%
Ohio Tax-Free Money Market Fund                          0.55%

The Adviser may voluntarily choose to waive a portion of its fee. In the case of the Tax-Free Money Market Fund and Ohio Tax-Free Money Market Fund, the Adviser has waived a portion of its fee so that the fees actually charged are 0.50% and 0.35% of average daily net assets, respectively. The Adviser may modify or terminate this voluntary waiver of its advisory fees at any time at its sole discretion.

C. ADMINISTRATIVE FEES

Firstar provides the Funds with certain administrative personnel and services. Firstar receives a fee at an annual rate of 0.11% of the average daily net assets of each Fund for the period.

D. DISTRIBUTION SERVICES FEES

Pursuant to the provisions of a distribution plan adopted in accordance with the Investment Company Act Rule 12b-1 (the "Plan"), C Shares of the Trust may pay to the distributor of the Funds an amount computed at an annual rate of 0.25% of the average daily net assets to finance any activity which is principally intended to result in the sale of shares subject to the Plan. Edgewood Services, Inc. serves as the distributor of the Funds. Currently, only the Treasury Fund is accruing and paying 12b-1 fees.

E. SHAREHOLDER SERVICES FEES

Under the terms of a Shareholder Services Agreement with Firstar Bank, N.A., each Fund may pay Firstar Bank, N.A. up to 0.25% of average daily net assets of the Funds for the period. As of February 1, 2000, the shareholder servicing fee was changed to 0.16% of average daily net assets. The fee paid to Firstar Bank, N.A. is used to finance certain services for shareholders and to maintain shareholder accounts. Firstar Bank, N.A. can modify or terminate this limitation at any time at its sole discretion.

F. TRANSFER AND DIVIDEND DISBURSING AGENT FEES

Firstar serves as transfer and dividend disbursing agent for the Funds. The fee paid to Firstar is based on the size, type and number of accounts and transactions made by shareholders.

G. PORTFOLIO ACCOUNTING FEES

Firstar is the Funds' accounting services agent. Firstar is responsible for maintaining the Funds' accounting records for which it receives a fee. The fee is based on the level of each Fund's average daily net assets for the period, subject to an annual minimum of $39,000 per Fund, plus out-of-pocket expenses.

H. CUSTODIAN FEES

Firstar Bank, N.A. is the Funds' custodian for which it receives a fee. The fee is based on the level of each Fund's average daily net assets for the period, plus out-of-pocket expenses.

Trustees                                  Officers

Thomas L. Conlan Jr.                   Bruce R. Laning
                                          PRESIDENT
Dr. Alfred Gottschalk                  Joseph C. Neuberger
                                          VICE PRESIDENT
Dr. Robert J. Hill                     Cheryl L. King
                                          TREASURER
Dawn M. Hornback                       Elaine E. Richards
                                          SECRETARY
Lawrence M. Turner

William H. Zimmer III

  Mutual funds are not bank deposits or obligations, are not guaranteed by any bank, and are not insured or guaranteed by the U.S. government or the Federal Deposit Insurance Corporation. Investment in mutual funds involves investment risks, including the possible loss of principal. Although money market funds seek to maintain a stable net asset value of $1.00 per share, there is no assurance that they will be able to do so.

 This report is authorized for distribution to prospective investors only when preceded or accompanied by the Trust's prospectus which contains facts concerning its objectives and policies, management fees, expenses and other information.

    Edgewood Services, Inc. is the distributor of the Firstar Stellar Funds.

FIRSTAR STELLAR FUNDS ARE AVAILABLE THROUGH:

 .   THE FIRSTAR FUNDS CENTER,

 .   FINANCIAL CONSULTANTS WHO ARE EITHER REGISTERED
     REPRESENTATIVES OF FIRSTAR INVESTMENT SERVICES, INC.,
     A REGISTERED BROKER/DEALER, NASD AND SIPC MEMBER,
     OR REGISTERED REPRESENTATIVES OF MDS SECURITIES,
     A DIVISION OF CONSECO FINANCIAL SERVICES, INC.,
     A REGISTERED BROKER/DEALER, NASD AND SIPC MEMBER,

 .   AND THROUGH SELECTED SHAREHOLDER ORGANIZATIONS.

This report is authorized for distribution only when preceded or accompanied by a current prospectus.

FOR ACCOUNT BALANCE AND INVESTOR SERVICES INFORMATION
1-800-677-FUND
1-414-287-3808

FIRSTAR STELLAR FUNDS
615 EAST MICHIGAN STREET
P.O. BOX 701
MILWAUKEE, WI 53201-0701

WWW.FIRSTARSTELLARFUNDS.COM

(FIRSTAR STELLAR FUNDS LOGO)

FORM # SFMMFSEM-00